[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in Southwest Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

June 23, 2003